UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2022

Tesla, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34756	91-2197729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Tesla Road

Austin, Texas 78725

(Address of Principal Executive Offices, and Zip Code)

(512) 516-8177

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	TSLA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

On and effective as of September 25, 2022, Joseph Gebbia was appointed to serve as a member of the Board of Directors (the “Board”) of Tesla, Inc. (“Tesla”).

There are no related party transactions between Tesla and Mr. Gebbia that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Gebbia is eligible to receive compensation pursuant to Tesla’s standard outside director compensation package as previously approved by the Board. However, Mr. Gebbia has waived any entitlement to cash compensation, until further notice to the Company otherwise, and has joined the remainder of our Board in waiving equity compensation until July 2023 until such time as new determinations are made by the Board with respect to equity compensation.

The Board has not appointed Mr. Gebbia to any of its committees, and will consider any such appointments in the ordinary course.

A copy of the post published on Tesla’s website blog on September 28, 2022 announcing the appointment of Mr. Gebbia to the Board is attached as Exhibit 99.1.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1 104	Blog Post, dated September 28, 2022. Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA, INC.

By:	/s/ Zachary J. Kirkhorn
Zachary J. Kirkhorn Chief Financial Officer

Date: September 28, 2022